Exhibit 32.a

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of HQDA Elderly Life Network Corp. (formerly Hartford Retirement Network Corp.) (the “Company”) for the quarter ended September 30, 2018, each of Ziyun Xu, the Chief Executive Officer, and Jimmy Zhou, the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ziyun Xu
Ziyun Xu, Principal Executive Officer

November 19, 2018

/s/ Jimmy Zhou
Jimmy Zhou, Principal Financial Officer

November 19, 2018